                                            April 26, 2007

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

        Re:         Residential Funding Mortgage Securities II, Inc.
                    Home Equity Loan Pass-Through Certificates, Series 2007-HSA2

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3
(File No.  333-140605),  filed by Residential  Funding  Mortgage  Securities II,
Inc.,  a  Delaware  corporation  (the  "Registrant"),  with the  Securities  and
Exchange  Commission  on February 12, 2007,  and declared  effective on April 5,
2007 (the "Registration  Statement"),  in connection with the registration under the  Securities  Act of 1933,  as  amended  (the  "Act"),  of Home  Equity  Loan
Pass-Through   Certificates,   Series   2007-HSA2  (the   "Certificates").   The
Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated
as  of  April  1,  2007  (the  "Pooling  and  Servicing  Agreement"),   as  more
particularly  described  in the  prospectus,  dated  April  23,  2007,  and  the prospectus  supplement,  dated  April 25,  2007,  relating  to the  Certificates
(together, the "Prospectus")

        We have  examined such  instruments,  documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed.  In such examination,  we have assumed the following:  (a) the  authenticity  of original documents  and the  genuineness  of all  signatures;  (b) the  conformity to the originals  of all  documents  submitted  to us as  copies;  and (c)  the  truth, accuracy and  completeness of the  information,  representations  and warranties contained  in the  records,  documents,  instruments  and  certificates  we have reviewed.

        Based on such examination and the other assumptions set forth herein, we are of the  opinion  that when the  Certificates  have been  duly  executed  and delivered in accordance  with the Pooling and Servicing  Agreement and sold, the
Certificates  will be legally  issued,  fully paid and  non-assessable,  and the holders of the Certificates  will be entitled to the benefits of the Pooling and
Servicing  Agreement except as enforcement  thereof may be limited by applicable bankruptcy,  insolvency,  reorganization,  arrangement,  fraudulent  conveyance, moratorium,  or other laws  relating  to or  affecting  the rights of  creditors generally  and  general  principles  of equity,  including  without  limitation, concepts of materiality,  reasonableness,  good faith and fair dealing,  and the possible unavailability of specific performance or injunctive relief, regardless of whether such  enforceability  is  considered  in a proceeding in equity or at law.

        We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement  and to the use of our name  wherever  appearing  in the
Prospectus.  In giving such consent,  we do not consider that we are  "experts,"
within the  meaning of the term as used in the Act or the rules and  regulations
of  the  Commission  issued  thereunder,   with  respect  to  any  part  of  the
Registration Statement, including this opinion, as an exhibit or otherwise.

                                 Very truly yours,

                                 /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                 ORRICK, HERRINGTON & SUTCLIFFE LLP